Class A3 Global Note

                    [to be amended for SEC/DTC requirements]
                      GRACECHURCH CARD FUNDING (No. 1) PLC
  (a public limited company incorporated under the laws of England and Wales)

                                      $[*]
          CLASS A3 ASSET BACKED FLOATING RATE NOTES DUE NOVEMBER 2002

                              CLASS A3 GLOBAL NOTE

                                      $[*]

                               [Amount in words]

GRACECHURCH CARD FUNDING (No. 1) PLC (the "Issuer") for value received promises, all in accordance with the terms and conditions scheduled to the Trust Deed (the "Note Conditions") to pay to the bearer upon surrender hereof, the Principal Amount Outstanding of this Class A3 Global Note as indicated on
Schedule 2 hereof, on the Interest Payment Date falling on or about the Interest Payment date falling in November 2002 (or such earlier date as the Notes may become repayable in accordance with the Note Conditions herein), together with interest on the Principal Amount Outstanding of this Class A3 Global Notes at rates calculated from time to time in accordance with the Conditions and payable in arrear on each Interest Payment Date together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions, the Trust Deed and the Deed of Charge).

This Class A3 Global Note will be exchangeable for Notes in definitive form in the limited circumstances set out in Note Condition [*].

The Note Conditions will, for all purposes be an integral part of the terms of this Class A Global Note as if set forth on the face of this Class A Global Note. Words and expressions defined in the Note Conditions whall have the same meaning when used in this Class A3 Global Note.

This Class A3 Global Note is governed by, and shall be construed in accordance with, English law.

AS WITNESS the signature of a duly authorised officer of the Issuer.

GRACECHURCH CARD FUNDING (No. 1) PLC

By:

ISSUED in London on [*].


This Class A3 Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.


AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK as principal paying agent without recourse, warranty or liability


By:

                      SCHEDULE TO THE CLASS A3 GLOBAL NOTE
                          PAYMENTS, DELIVERY OF DEFINITIVE CLASS B NOTES AND
                                        CANCELLATION OF NOTES



                                                      Aggregate
   Date of                                            principal         Aggregate
  payment,                                            amount of         principal
  exchange,                                          Definitive         amount of      New principal
 delivery or      Amount of         Amount of       Class B Notes     Class B Notes    of this Class       Authorised
cancellation    interest paid    principal paid       delivered         cancelled      B Global Note       Signature


                            Definitive Class A3 Note

                    [to be amended for SEC/DTC requirements]

[On the face of the Note:]

$1,000
                      GRACECHURCH CARD FUNDING (No.1) PLC
  (a public limited company incorporated under the laws of England and Wales)


                                      $[*]
          CLASS A3 ASSET BACKED FLOATING RATE NOTES DUE NOVEMBER 2002

This Definitive Class A Note is one of a series of Class A3 Notes (the "Class A3 Notes") of $1,000 each in the aggregate principal amount of $[*] issued by Gracechurch Card Funding (No.1) PLC (the "Issuer") subject to and with the benefit of a trust deed dated [*] November 1999 (the "Trust Deed") between the Issuer and The Bank of New York as note trustee for the holders of the Class A3 Notes.

The Issuer for value received promises, in accordance with the endorsed terms and conditions (the "Note Conditions"), to pay to the bearer on the Interest Payment Date (as defined in Note Condition 5(a)) falling in November 2002 or on such earlier date as this Class A3 Note may become payable in accordance with the Note Conditions but subject to the provisions of Note Condition 6 the principal sum of:

                                      $[*]
                               [AMOUNT IN WORDS]

and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Note Conditions, together with any additional amounts payable in accordance with the Note Conditions.

Neither this Class A3 Note nor the Class A3 Coupons relating hereto shall be valid for any purpose until this Class A3 Note has been authenticated for and on behalf of The Bank of New York as principal paying agent.

AS WITNESS the facsimile signature of a duly authorised officer on behalf of the Issuer.

GRACECHURCH CARD FUNDING (No.1) PLC

By:

       (duly authorised)

ISSUED in London as of [*] 1999.


AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK as principal paying agent without recourse, warranty or liability


By:

       (duly authorised)

                            Form of Class A3 Coupon

[On the face of the Class A3 Coupon:]
GRACECHURCH CARD FUNDING (No.1) PLC


$[*]

Class A3 Asset Backed Floating Rate Notes due November 2002

Class A3 Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the "Note Conditions") endorsed on the Class A3 Note to which this Coupon relates (which are binding on the holder of this Class A3 Coupon whether or not it is for the time being attached to such Class A3 Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Note Conditions).

The Class A3 Note to which this Coupon relates may, in certain circumstances specified in the Note Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.

[On the reverse of the Class A3 Coupon:]


                                 PAYING AGENT:

                              The Bank of New York
                                One Wall Street
                               New York NY 10286
                                     U.S.A.